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                                                                     EXHIBIT 5.1



            OPINION OF SHEARMAN & STERLING AS TO THE LEGALITY OF THE
                          SECURITIES BEING REGISTERED.
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                        [SHEARMAN & STERLING LETTERHEAD]




                                 June 24, 1999

Synetic, Inc.
River Drive Center II
669 River Drive
Elmwood Park, NJ 07407

Ladies and Gentlemen:

                  We have acted as special counsel to Synetic, Inc., a Delaware corporation ("Synetic"), in connection with the Registration Statement on Form S-4 (the "Registration Statement") being filed by Synetic on the date hereof with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to 18,202,213 shares of common stock, par value $.01 per share, of Synetic (the "Common Stock"). The Common Stock is being registered in connection with the merger (the "Merger") of Marlin Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of Synetic ("Merger Sub"), with and into Medical Manager Corporation, a Delaware corporation ("Medical Manager"), pursuant to the Agreement and Plan of Merger, dated as of May 16, 1999, among Synetic, Merger Sub and Medical Manager (the "Agreement"). The Common Stock is described in the Joint Proxy Statement/Prospectus (the "Prospectus") included in the Registration Statement, to which this opinion is an exhibit.

                  In that connection, we have reviewed signed copies of the Registration Statement and the Pre-Effective Amendment No. 1 thereto, a copy of the Prospectus, and original, or copies certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents, certificates and instruments submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.



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Synetic, Inc.                        2                             June 24, 1999

                  Based upon the foregoing, we are of the opinion that the shares of Common Stock to which the Registration Statement relates have been duly authorized and, when issued in connection with the Merger as contemplated by the Agreement, will be validly issued, fully paid and non-assessable under Delaware corporate law.

                  Our opinions expressed above are limited to the General Corporation Law of the State of Delaware and we do not express any opinion herein concerning any other law.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to us under the heading "LEGAL MATTERS" contained in the Prospectus.

                                                  Very truly yours,


                                                  /s/ Shearman & Sterling